                                                                     Exhibit 3.4


                        The Commonwealth of Massachusetts

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We, David A. Spina, President and John R. Towers, Clerk of State Street Boston Corporation located at 225 Franklin Street, Boston, MA 02110 certify that these Articles of Amendment affecting articles numbered: Articles 1 and 3 of the Articles of Organization, were duly adopted at a meeting held on April 16, 1997, by vote of: 67,456,754 shares of Common Stock of 80,515,785 shares outstanding on Vote 11, 66,278,074 shares of Common Stock of 80,515,785 shares outstanding on Vote 21 being at least a majority of each type, class or series outstanding and entitled to vote thereon.

                             See Continuation Sheet.

1   For amendments adopted pursuant to Chapter 156B, section 70.

CONTINUATION SHEET

(Vote 1) VOTED:     That Article 1 of the Restated Articles or Organization be
         ------     amended to change the name of the Corporation from State
                    Street Boston Corporation to State Street Corporation.

(Vote 2) VOTED:     That Article 3 of the Restated Articles of Organization be
         ------     amended to increase the number of authorized shares of
                    Common Stock, $1 par value, from 112,000,000 to 250,000,000, and to authorize the issuance from time to time of the authorized and unissued shares of the Corporation by the Board of Directors.

 To change the number of shares and par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

---------------------------------------------------------------------------------------------------------------------
             WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
---------------------------------------------------------------------------------------------------------------------
     TYPE                NUMBER OF SHARES               TYPE            NUMBER OF SHARES              PAR VALUE
--------------- ----------------------------------- ------------- ------------------------------ --------------------
Common:                        -0-                    Common:              112,000,000                   $1
--------------- ----------------------------------- ------------- ------------------------------ --------------------
Preferred:                  3,500,000                Preferred:                -0-
--------------- ----------------------------------- ------------- ------------------------------ --------------------

Change the total authorized to:

---------------------------------------------------------------------------------------------------------------------
             WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
---------------------------------------------------------------------------------------------------------------------
     TYPE                NUMBER OF SHARES               TYPE            NUMBER OF SHARES              PAR VALUE
--------------- ----------------------------------- ------------- ------------------------------ --------------------
Common:                        -0-                    Common:              250,000,000                   $1
--------------- ----------------------------------- ------------- ------------------------------ --------------------
Preferred:                  3,500,000                Preferred:                -0-
--------------- ----------------------------------- ------------- ------------------------------ --------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment/after effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 16th day of April, 1997,

/s/ David A. Spina, President

                            /s/ John R. Towers, Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)
-------------------------------------------------------------------------------

I hereby approve the within Articles of Amendment and the filing fee in the amount of $138,100 having been paid, said articles are deemed to have been filed with me this 16th day of April 1997.

Effective date:  April 16, 1997

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                              John R. Towers, Clerk
                            State Street Corporation
                               225 Franklin Street
                                Boston, MA 02110